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                                                                     EXHIBIT 3.6

                           SECOND AMENDED AND RESTATED
                       LIMITED LIABILITY COMPANY AGREEMENT

         THIS SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (this "Agreement") of CARL CONSUMABLE PRODUCTS, LLC, a Delaware limited liability company (the "Company"), is entered into as of this 1st day of February, 2003, by PERKINELMER LIFE SCIENCES, INC., a Delaware corporation ("PerkinElmer" or the "Member").

         WHEREAS, on February 29, 2000, the Company was formed by Richard A. Carl ("Carl") pursuant to the Delaware Limited Liability Company Act (the "Act"), by causing a certificate of formation (as it may be amended and/or restated, the "Certificate of Formation") to be filed with the Secretary of State of the State of Delaware (the "Secretary of State"), and entering into a Limited Liability Company Agreement (the "Initial Agreement") as the then-sole member of the Company;

         WHEREAS, on March 6, 2000, Carl sold to Packard Instrument Company, a Delaware corporation ("Packard"), 51% of his then-sole membership interest in the Company, pursuant to that certain Purchase and Sale Agreement dated as of March 6, 2000 (the "Purchase and Sale Agreement"), Packard was admitted as a member of the Company and the Initial Agreement was amended and restated (the "Amended Agreement");

         WHEREAS, on July 1, 2002, Carl sold all of his remaining membership interest in the Company to Packard pursuant to that certain Option Exercise Agreement dated as of July 1, 2002 (the "Option Exercise Agreement"), whereby Packard became the sole Member of the Company;

         WHEREAS, effective December 30, 2002, Packard merged with and into PerkinElmer, with PerkinElmer as the surviving corporation; and

         WHEREAS, PerkinElmer desires to amend and restate in its entirety the Amended Agreement in view of the foregoing.

         NOW, THEREFORE, the Amended Agreement shall be amended and restated to read in its entirety as follows:

                                    ARTICLE I

                                  ORGANIZATION

         1.1 Name and Principal Place of Business. Unless and until amended by action of the Board of Managers, the name of the Company shall be "Carl Consumable Products, LLC." The principal place of business of the Company shall be 2841 Lomita Boulevard, Torrance, California, or such other place or places as the Board of Managers from time to time determines.
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         1.2 Delaware Registered Office and Agent for Service of Process. The
Company shall maintain a Delaware registered office and agent for service of process as required by Section 18-104 of the Act. The Delaware registered office and agent for service of process shall be as set forth in the Certificate of Formation.

         1.3 Purpose. The purpose of the Company is (i) to engage in the business of manufacturing and selling disposable pipette tips for liquid handling applications (the "Business") and (ii) to engage in any other lawful act or activity for which limited liability companies may be formed under the Act (including the borrowing of money and the issuance of guaranties of indebtedness of other Persons).

         1.4 Power and Authority. Subject to the provisions of this Agreement, the Company shall have the power and authority to take any and all actions necessary, appropriate, proper, advisable, convenient or incidental to or for the furtherance of the purpose set forth in Section 1.3.

         1.5 Foreign Qualification. The Board of Managers is hereby authorized to cause the Company to comply with all requirements necessary to qualify or register the Company as a foreign limited liability company in any jurisdiction in which the Company owns property or transacts business to the extent, in the reasonable judgment of the Board of Managers, such qualification or registration is necessary or advisable for the protection of the limited liability of the sole Member or to permit the Company lawfully to own property or transact business.

         1.6 Definitions. Terms not otherwise defined in this Agreement shall have the meanings set forth in Article XI.

         1.7 Term. The term of the Company commenced upon the initial filing of the Certificate of Formation in the office of the Secretary of State and shall continue until dissolution of the Company in accordance with Article X and the filing of a Certificate of Cancellation with respect to the Company as provided in Section 10.3.

                                   ARTICLE II

                                   MEMBERSHIP

         2.1 Members. PerkinElmer is the sole Member of the Company. The rights, powers, duties, obligations and liabilities of the Member shall be determined pursuant to the Act and this Agreement. To the extent that the rights, powers, duties, obligations and liabilities of the Member are different by reason of any provision of this Agreement than they would be in the absence of such provision, this Agreement shall, to the extent permitted by the Act, control.

         2.2 Membership Interests. Limited liability company interests in the Company shall not, unless the Board of Managers otherwise determines, be denominated in units or represented by certificates. As the sole Member of the Company, PerkinElmer owns all of the limited liability company interests in the Company.
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         2.3 Additional Members. Additional Persons may be admitted to the
Company as members upon such terms and conditions as the sole Member may determine. The records of the Company shall be amended as appropriate to reflect the admission of additional members and the terms and conditions thereof.

         2.4 Loans by Member. The sole Member may, but shall not be obligated to, lend funds to the Company from time to time, in such amounts and on such terms and conditions as the sole Member may determine.

         2.5 No Liability. Except as otherwise required by applicable law and as expressly set forth in this Agreement, no Member shall have any personal liability whatever in such Member's capacity as a Member, whether to the Company, to any of the other Members, to the creditors of the Company or to any other Person, for the debts, liabilities, commitments or any other obligations of the Company or for any losses of the Company and no Member shall have any obligation to contribute, advance, loan or otherwise make available any additional amounts to the Company.

                                   ARTICLE III

                            CONTRIBUTIONS TO CAPITAL

         3.1 Additional Contributions. The sole Member may but shall not be obligated to, make additional contributions to the capital of the Company from time to time, in such amounts and on such terms and conditions as the sole Member may determine.

                                   ARTICLE IV

                                   MANAGEMENT

         4.1 Management by Board of Managers. Except for situations in which the approval of the Members is required by the Act, the Certificate of Formation or this Agreement, the Company shall be managed and controlled by the Managers acting as a Board of Managers (and no single Manager, acting individually in his or her capacity as such, shall have any power or authority to take any action or decision for the Company). Unless otherwise specified in this Agreement, the Certificate of Formation or the Act, the Board of Managers shall act by majority decision. The Board of Managers may exercise all powers of the Company and do all such lawful acts and things as are not directed or required by the Act, the Certificate of Formation or this Agreement to be exercised or done by the Members. Subject to the other provisions of this Agreement, it is intended that the powers and authority of the Board of Managers shall be substantially the same as the powers and authority of, and that the Board of Managers act in substantially the same manner as, a board of directors of a for profit, stock corporation formed under the laws of the State of Delaware to which the provisions of Subchapter XIV of the Delaware General Corporation Law, 8 Del. Ch. Sections 341 ff., are not applicable. Notwithstanding the above, the
Managers maY not do or permit to be done any of the following without the prior written approval of the sole Member:
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            (a) Any act or thing that the Act, the Certificate of Formation or this Agreement requires to be approved, consented to or authorized by the sole Member;

            (b) Voluntarily cause the dissolution of the Company; or

            (c) Sell all of the Company's assets, or engage in any recapitalization or merger.

         4.2 Number and Designation. Through June 30, 2006 the Board of Managers will consist of Carl (unless Carl's employment by PerkinElmer is terminated by him without Good Reason or by PerkinElmer for Cause, as such terms are defined in the Employment Agreement dated as of July 1, 2002 between PerkinElmer and Carl, at which time Carl shall also be deemed to have resigned as a Manager) and three Managers designated by PerkinElmer. Managers shall hold office until their successors are designated and qualified or until his, her or its earlier removal or resignation in accordance with the provisions hereof. Managers may but need not be Members. After June 30, 2006, or at such time prior thereto as Carl's employment by PerkinElmer is terminated by him without Good Reason or by PerkinElmer for Cause, the Board of Managers shall consist solely of persons designated by PerkinElmer.

         4.3 Meetings of Managers. The Board of Managers may hold meetings, both regular and special, either within or without the State of Delaware. Regular meetings of the Board of Managers may be held without notice at times and places determined by the Managers. Special meetings of the Board of Managers may be called by any Manager or by the President on four days' notice to each Manager by mail or 48 hours' notice to each Manager either personally or by facsimile transmission. Managers may participate in a meeting of the Board of Managers by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting. At all meetings of the Board of Managers, a majority of the Managers shall constitute a quorum for the transaction of business. If a quorum is not present at any meeting of the Board of Managers, the Managers present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

         4.4 Action by Consent Without Meeting. On any matter that is to be voted on by the Board of Managers, the Managers may take such action without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, shall be signed by such number of Managers as would be entitled to take action at a duly constituted meeting of the Board of Managers at which all Managers were present.

         4.5 Proxy. Managers may not vote at a meeting or execute a consent by proxy.

         4.6 Removal; Vacancies; Resignation. Managers designated by PerkinElmer may be removed and/or replaced at any time, with or without cause by PerkinElmer. Any Manager may resign as a Manager at any time by giving written notice to all of the other Managers and the sole Member. The resignation of any Manager will take effect ten (10) days after the date of such notice or at such later time as shall be specified in such notice.
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         4.7 Compensation. Managers shall not be compensated for their service as such but, with the approval of the Board of Managers and subject to Section 4.11, a Manager may serve the Company in any other capacity and receive compensation therefor.

         4.8 Devotion of Time. A Manager shall not be obligated to devote any particular amount of time to the business and affairs of the Company, but shall devote such time and effort as may be appropriate for the oversight of the business and the affairs of the Company.

         4.9 Officers. The officers of the Company shall be a President, Vice President, Treasurer, Assistant Treasurer, Secretary and Assistant Secretary, and, unless otherwise provided herein or by the Board of Managers, such officers shall have the rights, powers, authority, duties and responsibilities as officers with such titles have, customarily and under applicable law, in a for profit, stock corporation formed under the laws of the state of Delaware to which the provisions of Subchapter XIV of the Delaware General Corporation Law, 8 Del. Ch. Sections 341 ff. are not applicable. The officers shall be elected by, and serve at the pleasure of, the Board of Managers, except that until further action is taken by the Board of Managers, the following persons are hereby elected to the offices set forth opposite their respective names:

Peter B. Coggins                    President
Terrance L. Carlson                 Vice President
Robert Wylie                        Vice President
Robert F. Friel                     Treasurer
David C. Francisco                  Assistant Treasurer
Kenneth Horton                      Secretary
John L. Healy                       Assistant Secretary

The Board of Managers may create other offices and elect such other officers as they deem appropriate. Any number of offices may be held by the same person.

         4.10 Term and Duties of Officers. Each officer shall hold office for such term and shall exercise such powers and perform such duties as shall be set forth in this Agreement and otherwise determined from time to time by the Board of Managers. Officers shall not be obligated to devote any particular amount of time to the business and affairs of the Company, but shall devote such time and effort as may be appropriate, it being understood that the officers may also be employed by PerkinElmer or any of its Affiliates.

         4.11 Compensation of Officers. The salaries and other compensation of all officers of the Company shall be fixed by the Board of Managers.

         4.12 Duties of President. Subject to supervision, and restrictions and/or limitations imposed, by the Board of Managers, the President shall be the chief executive officer of the Company and shall have general and active management of the day-to-day business and affairs of the Company. The President is authorized to execute agreements and contracts on behalf of the Company except where required or permitted by law to be otherwise executed and except where the execution thereof shall be expressly delegated by the Board of Managers to some other officer or agent of the Company. The President shall perform such other duties as may from time to time be prescribed by the Board of Managers commensurate with his position as chief executive officer.

         4.13 Duties of Treasurer. The Treasurer, or his designee, shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of account of the properties and business transactions of the Company, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital and membership and economic interests. The Treasurer, or his designee, shall have custody of the funds and securities of the Company, and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company, and shall deposit all moneys and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Board of Managers. The Treasurer shall have such other powers and perform such other duties as may from time to time be prescribed by the President or the Board of Managers.

         4.14 Duties of Secretary. The Secretary shall record all the proceedings of the Members and the Board of Managers in a book to be kept for that purpose. The Secretary shall give, or cause to be given, notice of all meetings of the Board of Managers, and shall perform such other duties as may from time to time be prescribed by the President or the Board of Managers.

                                    ARTICLE V

                                     NOTICES

         5.1 Notices. Whenever notice or other communication is required to be given to the Members or the Managers by the Act, the Certificate of Formation or this Agreement, it shall be given in writing, by mail, addressed to the Members or to the Managers as their addresses appear on the records of the Company, with postage thereon prepaid, and shall be deemed given 24 hours after it is deposited in the United States mail. Notice to the Members and Managers may also be given by facsimile and email transmission, addressed as their facsimile numbers and email addresses appear on the records of the Company, and shall be deemed given when sent, provided that a record of transmission from the transmitting equipment is maintained by the sender. The mailing address, facsimile number and email address of a Member may be changed by notice to the Company as aforesaid.

         5.2 Waiver of Notice. A Member or Manager may waive notice, provided that the waiver is in writing signed by the Member or Manager whether before or after the notice is required to be given.

                                   ARTICLE VI

                             ACCOUNTING AND RECORDS

         6.1 Maintenance of Books. Proper and complete books of account and records of the business of the Company (including those books and records identified in Section 18-305 of the

Act) shall be kept at the Company's principal place of business or at such other place as designated by the Board of Managers.

         6.2 Reliance on Records and Books of Account. The sole Member or any Manager shall be fully protected in relying in good faith upon the records and books of account of the Company and upon such information, opinions, reports or statements presented to the Company by its sole Member or any of its Managers, officers, employees or committees, or by any other Person as to matters the Member or Board of Managers reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Company, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits or losses of the Company or any other facts pertinent to the existence and amount of assets from which distributions to the sole Member might properly be made.

         6.3 Classification for Tax Purposes. It is the Members' intention that from and after the date of this Agreement the Company will be treated as a disregarded entity for federal and state tax purposes. Consequently, the Company may not make an election under Section 301.7701-3(c) of the Treasury Regulations (and corresponding provisions of state law) to be classified as an association taxable as a corporation.

         6.4 Bank Accounts. The President and Treasurer, and their respective designees, are authorized to endorse checks, drafts and other evidences of indebtedness made payable to the order of the Company for the purpose of deposit into the Company's accounts, as well as to sign checks, drafts and other instruments obligating the Company to pay money.

                                   ARTICLE VII

                                   ALLOCATIONS

         7.1 Allocation of Net Income or Net Loss. For each Accounting Period, Net Income or Net Loss of the Company, or items thereof, shall be allocated to PerkinElmer as the sole Member.

                                  ARTICLE VIII

                                  DISTRIBUTIONS

         8.1 Distributions. The Board of Managers may make distributions to the sole Member in such amounts and at such times as the Board of Managers shall determine.

                                   ARTICLE IX

                                 INDEMNIFICATION

         9.1 Indemnification.

            (a) To the fullest extent permitted by the Act and by law, the Managers, Members and officers of the Company (herein referred to as "Indemnitees") shall, in accordance with this Section 9.1, be indemnified and held harmless by the Company from and against any and all loss, claims, damages, liabilities joint and several, expenses (including reasonable legal expenses), judgments, fines, settlements and other amounts (collectively, "Damages") arising from any and all claims, demands, actions, suits or proceedings (civil, criminal, administrative or investigative) (collectively, "Claims") in which they may be involved, as a party or otherwise, by reason of their management of, or involvement in, the affairs of the Company, or rendering of advice or consultation with respect thereto, or which relate to the Company, its properties, business or affairs, if such Indemnitee acted in good faith and in a manner such Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Company and in accordance with the terms of this Agreement, and with respect to any criminal proceeding, had no reasonable cause to believe the conduct of such Indemnitee was unlawful. The termination of a proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not, of itself, create a presumption that the Indemnitee did not act in good faith and in a manner which the Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Company or that the Indemnitee had reasonable cause to believe that the Indemnitee's conduct was unlawful (unless there has been a final adjudication in the proceeding that the Indemnitee did not act in good faith and in a manner which the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company; or that the Indemnitee did have reasonable cause to believe that the Indemnitee's conduct was unlawful). Notwithstanding the foregoing, no Indemnitee shall be entitled to indemnification hereunder for any liability arising from the gross negligence or willful misconduct or reckless disregard in the performance of such Indemnitee's duties under this Agreement. Further, no Indemnitee shall be entitled to indemnification hereunder for Damages arising from or related to Claims brought by the sole Member for such Indemnitee's breach of any provision of this Agreement and/or any provision of the Purchase and Sale Agreement or the Option Exercise Agreement.

            (b) The Company may also indemnify any Person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action by or in the right of the Company to procure a judgment in its favor by reason of the fact that such Person is or was an officer, employee or agent of the Company, against expenses actually or reasonably incurred by such Person in connection with the defense or settlement of such action, if such Person acted in good faith and in a manner such Person reasonably believed to be in, or not opposed to, the best interests of the Company, except that indemnification shall be made in respect of any claim, issue or matter as to which such Person shall have been adjudged to be liable for misconduct in the performance of the Person's duty to the Company only to the extent that the court in which such action or suit was brought, or another court of appropriate jurisdiction, determines upon application that, despite the adjudication of liability, but in view of all circumstances of the case, such Person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper. To the extent that the Person has been successful on the merits or otherwise in defense of any proceedings referred to herein, or in defense of any claim, issue or matter therein, the Person shall be indemnified by the Company against expenses actually and reasonably incurred by the Person in connection therewith. Notwithstanding the foregoing, no Person shall be entitled to indemnification hereunder for any liability arising from the gross negligence or willful misconduct or reckless disregard in the performance of the Person's duties under this Agreement.

            (c) The indemnification provided by this Section 9.1 shall not be deemed to be exclusive of any other rights to which any Person may be entitled under any agreement, or as a matter of law, or otherwise, both as to action in a Person's official capacity and to action in another capacity.

         9.2 Advancement of Expenses. Expenses (including reasonable attorneys' fees) incurred in defending any proceeding under Section 9.1 (a) or (b) shall be paid by the Company in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of the Indemnitee or Person to repay such amount if it shall ultimately be determined that the Indemnitee or Person is not entitled to be indemnified by the Company as authorized hereunder.

         9.3 Insurance. The Board of Managers shall have the power to purchase and maintain insurance on behalf of the Company, the Managers, officers, employees or agents of the Company and any other Indemnitees at the expense of the Company, against any liability asserted against or incurred by them in any such capacity whether or not the Company would have the power to indemnify such Persons against such liability under the provisions of this Agreement.

                                    ARTICLE X

                    DISSOLUTION, LIQUIDATION AND TERMINATION

         10.1 Dissolution. The Company shall be dissolved and its affairs wound up upon the first to occur of the following:

            (a) the approval of the sole Member, provided that prior to January 1, 2007, the Company shall not be dissolved pursuant to this Section 10.1(a) without the written approval of Carl; or

            (b) as provided under the Act.

         10.2 Authority to Wind Up. Upon dissolution of the Company, the Board of Managers shall have all necessary power and authority required to marshal the assets of the Company, to pay its creditors, to distribute assets and otherwise wind up the business and affairs of the Company. In particular, the Board of Managers shall have the authority to continue to conduct the business and affairs of the Company insofar as such continued operation remains consistent, in the judgment of the Board of Managers, with the orderly winding up of the Company.

         10.3 Winding Up and Termination. The winding up of the Company shall be completed when all debts, liabilities and obligations of the Company have been paid and discharged or reasonably adequate provision therefor has been made in compliance with the Act, and all of the remaining property and assets of the Company have been distributed to the sole Member. Upon the completion of winding up of the Company, a Certificate of Cancellation shall be filed with the Secretary of State, at which time the Company shall be terminated.

         10.4 Distribution of Assets. Upon dissolution and winding up of the Company, the assets of the Company, whether cash or in kind, shall be distributed in accordance with the Act.

                                   ARTICLE XI

                                   DEFINITIONS

         11.1 Definitions. The following terms shall have the meanings set forth for purposes of this Agreement:

            "Accounting Period" shall mean for each Fiscal Year the period beginning on the 1st of January and ending on the 31st of December; provided however, that the first Accounting Period shall commence on the date of formation of the Company and shall end on December 31, 2000.

            "Act" shall have the meaning set forth in the recitals to this Agreement.

            "Affiliate" shall mean, with respect to any Person, any individual, corporation, partnership or other entity which directly or indirectly controls, is under common control with or is controlled by such Person.

            "Agreement" shall mean this Agreement, as the same shall be amended from time to time.

            "Board of Managers" shall have the meaning set forth in Section 4.1.

            "Business" shall have the meaning set forth in Section 1.3.

            "Carl" shall mean Richard A. Carl.

            "Certificate of Formation" shall have the meaning set forth in the recitals to this Agreement.

            "Claims" shall have the meaning set forth in Section 9.1(a).

            "Company" shall mean the limited liability company formed in accordance with the Certificate of Formation.

            "Damages" shall have the meaning set forth in Section 9.1(a).

            "Fiscal Year" shall mean the period from January 1 to December 31 of each year, or as otherwise required by law.

            "Indemnitees" shall have the meaning set forth in Section 9.1(a).

            "Initial Agreement" shall have the meaning set forth in the recitals to this Agreement.

            "Managers" shall mean the members of the Board of Managers acting as such.

            "Member(s)" shall mean those who execute this Agreement as a Member and any Person who subsequently is admitted as a Member.

            "Net Income" or "Net Loss" shall mean the net book income or loss of the Company for any relevant period as computed for financial accounting purposes.

            "Packard" shall mean Packard Instrument Company.

            "PerkinElmer" shall mean PerkinElmer Life Sciences, Inc. and, in the event of its dissolution or merger, its successor.

            "Person" shall mean a natural person, partnership (whether general or limited and whether domestic or foreign), limited liability company, trust, estate, association, corporation, custodian, nominee or any other individual or entity in its own or representative capacity.

            "Personal Representative" shall mean, as to a natural person, the executor, administrator, guardian, conservator or other legal representative thereof and, as to a person other than a natural person, the legal representative or successor thereof.

            "Purchase and Sale Agreement" shall have the meaning set forth in the recitals to this Agreement.

            "Secretary of State" shall have the meaning set forth in the recitals to this Agreement.

            "Treasury Regulations" shall mean regulations issued by the U.S. Department of the Treasury pursuant to the Internal Revenue Code of 1986, as amended.

                                   ARTICLE XII

                                  MISCELLANEOUS

         12.1 Amendment. This Agreement may be amended or modified only with the approval of the sole Member except where the amendment is restricted by the Option Exercise Agreement in which case Carl's approval is also required.

         12.2 Further Assurances. The parties agree to execute and deliver any further instruments or documents and perform any additional acts that are or may become necessary to effectuate and carry on the business and affairs of the Company created by this Agreement.

         12.3 Binding Effect. This Agreement shall be binding on and inure to the benefit of the sole Member, the Managers, the Indemnitees and their respective transferees, successors, assigns and Personal Representatives.

         12.4 Governing Law. This Agreement shall be governed by and construed under the laws of the State of Delaware as applied to agreements among Delaware residents entered into and to be performed entirely within Delaware.

         12.5 Entire Agreement. This Agreement and the Option Exercise Agreement and related documents, constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements, including the Amended Agreement, discussions, understandings and correspondence relating to such subject matter.

         12.6 Counterparts. This Agreement may be executed in one or more counterparts with the same force and effect as if each of the signatories had executed the same instrument. Counterparts may be signed and delivered via facsimile, each of which shall be binding when sent, and in each case an original shall be sent via overnight courier.

         12.7 Remedies. Subject to the indemnification provisions of Article IX of this Agreement, the Company and the sole Member shall be entitled to enforce their rights under this Agreement specifically to recover damages by reason of any breach of any provision of this Agreement (including costs of enforcement) and to exercise any and all other rights existing in their favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that the Company or the sole Member may in his or its sole discretion apply to any court of competent jurisdiction for specific performance or injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation or threatened violation of the provisions of this Agreement.

         12.8 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under applicable law or rule in any jurisdiction, such invalidity, illegality or unenforce-ability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

         12.9 Parties in Interest. Except as expressly provided in the Act, nothing in this Agreement shall confer any rights or remedies under or by reason of this Agreement on any Persons other than the Member, Managers, Indemnitees and their respective successors and assigns, nor shall anything in this Agreement relieve or discharge the obligation or liability of any third person or any party to this Agreement, nor shall any provision give any third person any right of subrogation or action over or against any party to this Agreement.

         12.10 Interpretation. The headings used in this Agreement are for the purpose of reference only and will not otherwise affect the meaning or interpretation of any provision of this Agreement. All pronouns and all variations thereof shall be deemed to refer to the masculine, feminine, or neuter, singular or plural, as the context in which they are used may require. In the event any claim is made by the sole Member relating to any conflict, omission or ambiguity in this Agreement, no presumption or burden of proof or persuasion shall be implied by virtue of the fact that this Agreement was prepared by or at the request of a particular Member or his or its counsel. References herein to numbered or lettered Articles, Sections and subsections contained refer to such Articles, Sections and subsections of this Agreement unless otherwise expressly stated. References in this Agreement to "including," "includes" or "include" shall be deemed to be followed by "without limitation." The use of the word "or" is in the inclusive sense of "and/or."

         IN WITNESS WHEREOF, the parties hereto have executed this Second Amended and Restated Limited Liability Company Agreement as of the day and year first above written.

                                         PERKINELMER LIFE SCIENCES, INC.


                                         By: /s/ Terrance L. Carlson
                                             -------------------------
                                             Name: Terrance L. Carlson
                                             Title: Vice President